UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 14, 2008

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K is filed to correct a submission coding error relating to the Current Report on Form 8-K filed by MidWestOne Financial Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on March 14, 2008 (the “Original Filing”) via the Commission's Electronic Data Gathering, Analysis and Retrieval system (the “EDGAR system”). The Original Filing disclosed, among other things, the consummation of the merger (the “Merger”) of MidWestOne Financial Group Inc. (“Old MidWestOne”) with and into the Company in accordance with the Agreement and Plan of Merger, dated as of September 11, 2007, between the Company and Old MidWestOne.
While the disclosure in, and the exhibits to, the Original Filing were complete and accurate in all material respects, the Original Filing was erroneously miscoded when submitted to the Commission via the EDGAR system. This error prevented the Company from being properly recognized by the Commission as the successor issuer to Old MidWestOne for purposes of Rule 12g-3(a). Consequently, the Company was not assigned an appropriate filer identification number for use in conjunction with its periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended. This Current Report on Form 8‑K is being filed solely to correct such coding error and obtain an appropriate filer identification number for the Company, and does not amend or supplement the Original Filing with any additional information or otherwise reflect events occurring after the Original Filing.
Item 2.01.     Completion of Acquisition or Disposition of Assets.
As noted above, this Current Report on Form 8‑K is being filed solely to correct a coding error which occurred when the Original Filing was submitted to the Commission via the EDGAR system. Accordingly, no additional information is required to be disclosed under this Item 2.01. Please refer to Item 2.01 of the Original Filing for disclosure originally provided therein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As noted above, this Current Report on Form 8‑K is being filed solely to correct a coding error which occurred when the Original Filing was submitted to the Commission via the EDGAR system. Accordingly, no additional information is required to be disclosed under this Item 2.03. Please refer to Item 2.03 of the Original Filing for disclosure originally provided therein.
Item 4.01.     Changes in Registrant's Certifying Accountant.
As noted above, this Current Report on Form 8‑K is being filed solely to correct a coding error which occurred when the Original Filing was submitted to the Commission via the EDGAR system. Accordingly, no additional information is required to be disclosed under this Item 4.01. Please refer to Item 4.01 of the Original Filing for disclosure originally provided therein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As noted above, this Current Report on Form 8‑K is being filed solely to correct a coding error which occurred when the Original Filing was submitted to the Commission via the EDGAR system. Accordingly, no additional information is required to be disclosed under this Item 5.02. Please refer to Item 5.02 of the Original Filing for disclosure originally provided therein.
Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
As noted above, this Current Report on Form 8‑K is being filed solely to correct a coding error which occurred when the Original Filing was submitted to the Commission via the EDGAR system. Accordingly, no additional information is required to be disclosed under this Item 5.03. Please refer to Item 5.03 of the Original Filing for disclosure originally provided therein.
Item 9.01.    Financial Statements and Exhibits
As noted above, this Current Report on Form 8‑K is being filed solely to correct a coding error which occurred when the Original Filing was submitted to the Commission via the EDGAR system. Accordingly, no additional information is required to be disclosed under this Item 9.01. Please refer to Item 9.01 of the Original Filing for disclosure originally provided therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	June 14, 2013	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and Chief Financial Officer